Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144453 on Form S-3 of our reports dated March 17, 2008, relating to the financial statements of StoneMor Partners L.P. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of StoneMor Partners L.P. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 17, 2008